Exhibit 99.1

FOR IMMEDIATE RELEASE                                                    CONTACT:      Bill Jones
                                              615-849-2272

CAVALRY BANCORP, INC. ANNOUNCES MERGER RELATED EXPENSES

Murfreesboro, Tenn. (December 30, 2005) - Cavalry Bancorp, Inc. (Nasdaq: CAVB) said today that, in connection with its anticipated merger with Pinnacle Financial Partners (Nasdaq: PNFP), and as contemplated in the merger agreement, it had made one-time payments to certain of its executive officers. The payments are expected to reduce Cavalry’s 2005 earnings by approximately $850,000, or $0.12 per share on a fully diluted basis.
The Pinnacle-Cavalry transaction is subject to regulatory approval and is expected to close by March 31, 2006.
Announced in early October, the acquisition will create the second largest financial institution headquartered in Tennessee, with 16 offices in the Nashville-Davidson-Murfreesboro metropolitan statistical area (MSA) and one in neighboring Bedford County.
Cavalry Bancorp, Inc. is the parent of Cavalry Banking, a community-oriented financial institution operating nine retail offices in Rutherford and Bedford Counties in Middle Tennessee.
Additional information concerning Cavalry can be accessed at www.cavb.com, while additional information concerning Pinnacle can be accessed at www.pnfp.com.

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Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Cavalry to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) significant increases in loan losses and provisions for those losses, (ii) the inability of Cavalry to continue to grow its loan portfolio at historic rates, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville, Tennessee area, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Cavalry to satisfy regulatory requirements, (vii) the inability of Cavalry to execute its expansion plans and (viii) changes in the legislative and regulatory environment. A more detailed description of these and other risks is contained in Cavalry’s most recent report on Form 10-Q for the quarter ended September 30, 2005, and in the joint proxy statement/prospectus. Many of such factors are beyond Cavalry’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Cavalry disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

On November 14, 2005, Pinnacle's registration statement filed with the Securities and Exchange Commission (File No. 333-129076), which contained a joint proxy statement/prospectus related to the proposed Pinnacle/Cavalry merger, was declared effective. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, CAVALRY AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention: Investor Relations (615) 744-3710 or Cavalry Bancorp, Inc. 114 West College Street, P.O. Box 188, Murfreesboro, TN 37133, Attention: Investor Relations (615) 849-2272. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.